Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-286307

PROSPECTUS

Up to 5,714,285 Shares of Common Stock
Offered by the Selling Stockholder

Absci Corporation
Common Stock
This prospectus relates to the proposed resale or other disposition from time to time by the selling stockholder identified in this prospectus (the Selling Stockholder) of up to an aggregate of 5,714,285 shares of our common stock, par value $0.0001 per share. The shares were issued and sold to the Selling Stockholder at a purchase price of $3.50 per share pursuant to a Stock Purchase Agreement by and between the Company and the Selling Stockholder in a private placement exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the Securities Act), which closed on January 7, 2025. We will not sell any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the Selling Stockholder.
The Selling Stockholder or its pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of our common stock from time to time through public or private transactions. The shares of our common stock offered by the Selling Stockholder may be sold at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change, or at negotiated prices. The Selling Stockholder will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses and fees in connection with the registration of the shares. See the information under the heading “Plan of Distribution” for more information about how the Selling Stockholder may sell or dispose of its shares of our common stock.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “ABSI.” On April 9, 2025, the last reported sale price of shares of our common stock on the Nasdaq Global Select Market was $2.58 per share.
Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” on page 7 of this prospectus and in the documents incorporated by reference or deemed to be incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 10, 2025.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process.
This prospectus relates to the resale or other disposition of up to 5,714,285 shares of our common stock held by the Selling Stockholder identified under the heading “Selling Stockholder.” This prospectus provides you with a general description of the securities the Selling Stockholder may offer. When the Selling Stockholder sells shares of our common stock using this prospectus, we or the Selling Stockholder may, if required, provide a prospectus supplement that will contain specific information about the offering and the securities offered, and may also add, update or change information contained in this prospectus. If there is any inconsistency between information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the most recent applicable prospectus supplement and documents incorporated by reference herein and therein.
You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. Neither we nor the Selling Stockholder have authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus or a prospectus supplement.
Neither we nor the Selling Stockholder are offering to sell these securities in any jurisdiction where such offer and sale is not permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. Neither this prospectus nor any accompanying prospectus supplement constitutes, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus or such accompanying prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
The information contained in this prospectus or in an applicable prospectus supplement is accurate only as of their respective dates, and the information in the documents incorporated by reference in this prospectus or any applicable prospectus supplement is accurate only as of the date of those documents, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. It is important for you to read and consider all information contained or incorporated by reference in this prospectus or any applicable prospectus supplement in making your investment decision. You should read both this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference into this prospectus and the additional information described under “Where You Can Find More Information” in this prospectus, before investing in our common stock.
Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Absci,” the “Company,” the “Registrant,” “we,” “us” and “our” refer, collectively, to Absci Corporation, a Delaware corporation, and its consolidated subsidiaries, unless otherwise specified or the context indicates otherwise. References to our “common stock” refer to the common stock, par value $0.0001 per share, of Absci Corporation.
All references in this prospectus to our financial statements include, unless the context indicates otherwise, the related notes.
The industry and market data and other statistical information contained in this prospectus, any accompanying prospectus supplement and the documents we incorporate by reference herein and therein are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

We use various trademarks and trade names in our business, including the following marks referred to in this document: Absci® and our corporate logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUMMARY
The following summary of our business highlights certain of the information contained elsewhere or incorporated by reference in this prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus, including the documents incorporated by reference, which are described under “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus. You should also carefully consider the matters discussed in this prospectus under the heading “Risk Factors” and in other periodic reports incorporated herein by reference.
Our Company
We are a data-first generative AI drug creation company with the mission to design differentiated antibody therapeutics. Our Integrated Drug Creation platform comprises, in part, cutting edge generative AI models aimed at designing better antibody therapeutics, including against hard-to-drug targets. Antibody therapeutics represent a growing market and significant medical opportunity, yet the biopharmaceutical industry faces challenges in bringing these potentially life-changing medicines to patients. Leveraging our synthetic biology roots, we expect our Integrated Drug Creation platform to improve upon traditional biologic drug discovery by using AI to simultaneously optimize multiple drug characteristics that may be important to development and therapeutic benefit. Through these efforts, we aim to shorten time to clinic, while increasing the probability of success. Our approach expands the possibilities in biopharmaceuticals—shifting from a paradigm of drug discovery to drug creation—with the goal of bringing best-in-class and first-in-class antibody therapeutics to the patients who need them.
Our strategy centers on our Integrated Drug Creation platform, which comprises cutting edge generative AI models and a deep expertise in synthetic biology, wet-lab data generation experimental validation capabilities. By leveraging our data advantage, we drive a continuous learning cycle—data to train, AI to create, and wet lab to validate—that accelerates AI model innovation and thus continually improves our Integrated Drug Creation platform. With each iteration, our Integrated Drug Creation platform refines its predictive capabilities, improving design capabilities and allowing us to create better antibody therapeutics against increasingly challenging targets beyond the reach of traditional drug discovery approaches.
Our strategy is focused on monetizing our Integrated Drug Creation platform by generating internally developed programs that are later partnered or out-licensed following certain value inflection points (anywhere from preclinical through clinical development) or by partnering with third parties who wish to leverage our Integrated Drug Creation platform for early discovery efforts in a variety of deal structures. This strategy allows us to advance a diverse portfolio of AI-designed antibody therapeutics that have the potential to bring potentially life-changing medicines to patients.
Internally Developed Programs
Our pipeline reflects internally developed programs which highlight our differentiated capabilities in de novo antibody creation, multi-parametric lead optimization, and reverse immunology, with an initial focus on cytokine biology. As of December 31, 2024, we have identified four wholly owned, internally developed programs focusing on cytokine biology as well as several undisclosed internal pipeline programs currently in early discovery phases.

Partnered Programs
Drug Creation Programs: We enter into collaborations with third parties who are seeking to leverage our platform to solve challenging problems. We work closely with our partners on single and multi-target programs to develop product candidates against targets they have selected. We aim to expand and diversify our portfolio of partnered programs through these collaborations, each of which may include up-front fees and research fees, as well as potential clinical and/or commercial milestones and royalties.
Co-development Programs: We enter into co-development partnerships with third parties who may offer perceived synergies with our Integrated Drug Creation platform. Our co-development programs are based on a clear alignment to take these programs through to certain value inflection points before considering partnering or out-licensing opportunities. Our co-development partnerships may be directed to either single and multi-target programs and may include mutual cost-sharing and/or technology contributions. We aim to further expand and diversify our portfolio of partnered programs through these co-development partnerships. By sharing both the risks and rewards of these programs, we ensure both parties are motivated for success.
Our business model is underpinned by our Integrated Drug Creation platform which supports a strategic diversification of our program portfolio through internally developed programs, partnered drug creation programs, and co-development programs. This strategic diversification allows us the potential to balance our program portfolio between internally developed programs over which we have more control and from which more significant economic returns may be generated, and partnered programs which broaden our reach into therapeutic areas in which our partner offers established capabilities and expertise. Our business model provides access to diverse therapeutic indications with the optionality to pivot and adapt as specific programs progress. Thus, our business model offers diversification of risk and the potential for enhanced return on investment. We believe we will grow and diversify our portfolio of programs through our business model, ultimately driving innovation and delivering value for all stakeholders.

Corporate Information
We were originally formed in August 2011 as an Oregon limited liability company and later converted into a Delaware limited liability company in April 2016 under the name AbSci LLC. In October 2020, we completed a reorganization whereby we were converted from a Delaware limited liability company named AbSci LLC to a Delaware corporation under the name Absci Corporation.
Our principal executive offices are located at 18105 SE Mill Plain Boulevard, Vancouver, Washington 98683. Our telephone number is (360) 949-1041. Our website address is https://www.absci.com/. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.
For additional information about our Company, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”

Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include, but are not limited to:
•being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements;
•not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or SOX;
•reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements; and
•exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
We may take advantage of these exemptions until such time that we are no longer an emerging growth company. We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) December 31, 2026; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our second fiscal quarter. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.
We have elected to utilize the exemption for the delayed adoption of certain accounting standards, and, therefore, we will adopt new or revised accounting standards at the time private companies adopt the new or revised accounting standard and will do so until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company. We may choose to early adopt any new or revised accounting standards whenever such early adoption is permitted for private companies. As a result of this election, the information that we provide in this prospectus or any applicable prospectus supplement or free writing prospectus may be different than the information you may receive from other public companies in which you hold equity interests.
We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the Exchange Act). We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may continue to be a smaller reporting company after any offering under this prospectus and any accompanying prospectus supplement if either (i) the market value of our shares held by non-affiliates is less than $250 million as measured on the last business day of our second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million as measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation. Further, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risk factors described in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024 and in our subsequent periodic reports under the Exchange Act, which are incorporated into this prospectus by reference, together with other information in this prospectus and the information and documents incorporated by reference herein. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of these risks actually occur, our business, financial condition, results of operations, prospects or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, together with any accompanying prospectus supplement and the information incorporated by reference herein and therein, contain or incorporate forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements contained or incorporated by reference in this prospectus or any accompanying prospectus supplement, other than statements of historical fact, including, without limitation, statements regarding our strategy, future operations, future operating expenses, future financial position, future revenue, projected costs, prospects, plans, intentions, expectations, goals and objectives are forward-looking statements. The words “anticipates,” “approximately,” “believes,” “could,” “designed,” “estimates,” “expects,” “goal,” “intends,” “may,” “objective,” “plans,” “potential,” “predicts,” “projects,” “pursuing,” “seeks,” “should,” “will,” “would” and similar expressions (including the negatives thereof) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements contained or incorporated by reference in this prospectus or any accompanying prospectus supplement include, but are not limited to, statements about:
•our plans and expectations regarding the initiation, timing, progress, results, and costs of our internal discovery, research and development programs, including current and future preclinical studies and clinical trials, and the period during which the results of such studies and trials will become available;
•our ability and timing to advance our product candidates in, and to successfully initiate, conduct, enroll and complete, clinical trials;
•our expectations regarding the therapeutic potential of our product candidates, and the disease indications for which we intend to develop our product candidates;
•the timing and likelihood of, and our ability to obtain and maintain, regulatory clearances of our Investigational New Drug applications to initiate clinical trials and regulatory approval to commercialize our product candidates;
•our expectations regarding our further development of, successful application of, and the rate and degree of market acceptance of, our Integrated Drug Creation platform, including progress towards fully in silico biologic drug discovery;
•our expectations regarding our ability to leverage our Integrated Drug Creation platform to shorten preclinical development timelines for biologics;
•our expectations regarding the markets for our product candidates, if approved, as well as those product candidates developed by our partners using our services and technologies, including the growth rate of the biologics market;
•our ability to attract new partners and enter into drug creation agreements that contain milestone and royalty obligations in favor of us;
•adverse public perception of the use of AI and product candidates developed using AI may negatively impact demand for, or regulatory approval of, our product candidates and adversely affect investor and marketplace perception of our platform technology;
•our potential to receive revenue from the achievement of milestones and from royalties on net sales under agreements with our partners with respect to products originating from our Integrated Drug Creation platform;

•our ability to enter into commercial license agreements for our existing Partnered Programs with those partners who do not currently have milestone payment and royalty obligations to us;
•our ability to manage and grow our business by expanding our relationships with existing partners or introducing our Integrated Drug Creation platform to new partners and developing product candidates for internally developed programs;
•our expectations regarding our current and future partners’ continued development of, and ability to commercialize, biologic drugs generated utilizing our proprietary Integrated Drug Creation platform;
•our strategy, including our strategy to advance internally developed programs through preclinical studies and clinical trials;
•our estimates of our expenses, ongoing losses, future revenue, capital requirements and our need for or ability to obtain additional funding before we can expect to generate additional revenue;
•our estimates of the sufficiency of our cash, cash equivalents and short-term investments;
•our calculations and estimates related to the valuation of our intangible assets;
•our ability to establish, maintain or expand collaborations, partnerships or strategic relationships;
•our ability to provide our partners with a full drug discovery solution and the use of AI across our Integrated Drug Creation platform;
•our ability to obtain, maintain and enforce intellectual property protection for our platform, products and other technologies, the duration of such protection and our ability to operate our business without infringing on the intellectual property rights of others;
•our ability to attract, hire and retain key personnel and to manage our growth effectively;
•our expectations regarding use of our cash, cash equivalents and short-term investments;
•our financial performance and that of companies in our industry and the financial markets generally;
•the volatility of the trading price of our common stock;
•our competitive position and the development of and projections relating to our competitors or our industry;
•the impact of laws and regulations on our business and operations;
•our expectations regarding the time during which we will be an emerging growth company under the JOBS Act; and
•global economic conditions, including market volatility, acts of war and civil and political unrest, and our expectations about market trends and effects from inflation and fluctuations in interest rates.
We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in the forward-looking statements we make. Moreover, we operate in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus, any accompanying prospectus supplement or the information incorporated by reference herein or therein. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures, or investments we may make or enter into.
You should read this prospectus, any accompanying prospectus supplement and the information incorporated by reference herein and therein with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS
The Selling Stockholder may make offers and sales pursuant to this prospectus. We will not receive any of the proceeds of such offerings.
The Selling Stockholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholder in disposing of the shares. We will incur certain fees and expenses in connection with effecting the registration with the SEC of the shares of our common stock to be sold by the Selling Stockholder, including, without limitation, all registration, filing, and printing fees and expenses, and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING STOCKHOLDER
This prospectus relates to the possible resale by the Selling Stockholder from time to time of up to an aggregate of 5,714,285 shares of common stock. The shares of common stock being offered by the Selling Stockholder were acquired from us in a private offering pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act.
On January 7, 2025, we entered into a stock purchase agreement (Stock Purchase Agreement) with Advanced Micro Devices, Inc. (AMD) for the sale of 5,714,285 shares of our common stock for an aggregate purchase price of $19,999,997.50. Concurrently with our entry into the Stock Purchase Agreement, we entered into a memorandum of understanding with AMD that sets forth the principal terms of a strategic collaboration pursuant to which we will deploy AMD’s InstinctTM graphics processing unit accelerators and ROCmTM software to power our AI drug discovery workloads, including our de novo antibody design models. Throughout this prospectus, when we refer to the Selling Stockholder, we are referring to the purchaser under the Stock Purchase Agreement and any donees, pledgees, transferees, assignees or other successors in interest selling securities received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer. We will not receive any proceeds from the resale of the shares of common stock by the Selling Stockholder. We are registering the above-referenced shares to permit the Selling Stockholder to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” herein.
The table below details the name of the Selling Stockholder and other information regarding the beneficial ownership of our common stock by the Selling Stockholder. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the securities. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Except as otherwise indicated, the Selling Stockholder has voting and investment power with respect to all shares of capital stock held by it. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholder as of March 28, 2025. The column titled “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus” lists the common stock being offered by this prospectus by the Selling Stockholder.
In accordance with the terms of the Stock Purchase Agreement, this prospectus generally covers the resale of all of the shares of common stock issued pursuant to the Stock Purchase Agreement. The number of shares and percentage set forth under the heading “Number of Shares of Common Stock Beneficially Owned After Offering” assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.
In accordance with the terms of a registration rights agreement (Registration Rights Agreement) we entered into with the Selling Stockholder concurrently with our entry into the Stock Purchase Agreement, we are required, subject to certain exceptions, to use reasonable best efforts to keep this registration statement continuously effective under the Securities Act until the earliest to occur of (i) the date that all the registrable securities covered by this registration statement have been resold, and (ii) the date that all the registrable securities covered by this registration statement no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold pursuant to Rule 144 without condition or restriction, including without any limitation as to volume of sales, and without the Selling Stockholder complying with any method of sale requirements or notice requirements under Rule 144.
The Selling Stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering(3)
	Shares	%	Shares	Shares	%
Advanced Micro Devices, Inc.(1)	5,714,285	4.49(2)	5,714,285	—	—

(1)	The Selling Stockholder's principal business address is 2485 Augustine Drive, Santa Clara, CA 95054.
(2)	Based on 127,353,236 shares of our common stock issued and outstanding as of March 28, 2025.
(3)
Assumes that the Selling Stockholder disposes of all of its shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares of common stock. The registration of these shares of common stock does not necessarily mean that the Selling Stockholder will sell all or any portion of its shares of common stock covered by this prospectus.

Registration Rights
Pursuant to the Registration Rights Agreement, we agreed to prepare and file with the SEC a registration statement that permits the resale or other disposition of the shares sold pursuant to the Stock Purchase Agreement and, subject to certain exceptions, to use reasonable best efforts to keep the registration statement of which this prospectus forms a part effective under the Securities Act. We have also agreed, among other things, to indemnify the Selling Stockholder and its affiliates, members, directors, officers, partners, employees, members, managers, agents, representatives, and each person, if any, who controls the Selling Stockholder within the meaning of the Securities Act or the Exchange Act, from certain liabilities and to pay all fees and expenses incident to our obligations under the Stock Purchase Agreement or the Registration Rights Agreement.
Material Relationships with the Selling Stockholder
The Selling Stockholder does not have and within the past three years has not had any position, office, or other material relationship with us.

PLAN OF DISTRIBUTION
The selling stockholders, which includes the Selling Stockholder and donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders will not pay any of the costs, expenses and fees in connection with the registration of the shares covered by this prospectus, but they will pay any and all underwriting discounts, selling commissions and similar charges attributable to sales of the shares. The selling stockholders may sell some or all of the shares of common stock covered by this prospectus from time to time or may decide not to sell any of the shares of common stock covered by this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.
The selling stockholders may use any one or more of, or a combination of, the following methods when disposing of shares or interests therein:
•distributions to members, partners, stockholders or other equityholders of the selling stockholders;
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•to or through underwriters or broker-dealers;
•privately negotiated transactions;
•short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•through agreements with broker-dealers to sell a specified number of such shares at a stipulated price per share;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the selling stockholders shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date on which the shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

LEGAL MATTERS
The validity of the shares of common stock being offered hereby will be passed upon for us by Goodwin Procter LLP, San Francisco, California.

EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement that we have filed with the SEC under the Securities Act and does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.
Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.absci.com. The information contained in or that can be accessed through our website is not part of this prospectus.
We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See the “Description of Capital Stock” incorporated by reference in this prospectus for a description of the terms of our capital stock. We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon written or oral request and without charge. Written requests for such copies should be directed to Absci Corporation, 18105 SE Mill Plain Blvd, Vancouver, WA 98683, or by telephone request to (360) 949-1041. Our website is located at www.absci.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus. Later information that we file with the SEC will automatically update and supersede the information in this prospectus, any supplement and the documents listed below. We incorporate by reference the specific documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:
•our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 18, 2025;
•our Current Reports on Form 8-K filed with the SEC on January 15, 2025 and March 18, 2025 (with respect to Item 8.01 and Exhibit 99.2 only); and
•the descriptions of our common stock contained in our Registration Statement on Form 8-A, dated July 21, 2021, and in the description of our common stock set forth in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 22, 2022, including any other amendments or reports filed for the purpose of updating such description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus and any applicable prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus and any applicable prospectus supplement, but not delivered with the prospectus and any applicable prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus and any applicable prospectus supplement incorporates. You should direct written requests to: Absci Corporation, 18105 SE Mill Plain Blvd, Vancouver, WA 98683, or you may call us at (360) 949-1041. You may read and copy the registration statement, as well as our reports, proxy statements and other information, on the SEC’s website at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our website found at https://www.absci.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus.

Up to 5,714,285 Shares of Common Stock
Offered by the Selling Stockholder

PROSPECTUS

April 10, 2025